UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

PLUG POWER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Filed by Plug Power Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Plug Power Inc.

Commission File No.: 001-34392

The following e-mail communication was sent to employees of Plug Power Inc. on December 17, 2025.

Subject: Action Needed: Instructions to Cast Your Vote for Plug’s Special Meeting of Stockholders on Jan. 12

Dear Employees,

Plug will hold a Special Meeting of Stockholders on Monday, January 12. As a Plug employee, you may have shares to vote at the Special Meeting. We urge you to please vote your shares today per the instructions below.

Voting Instructions:

1.            Call Sodali LLC at (833) 924-7453 and you may vote over the phone.

2.            Send an email to plug@investor.sodali.com instructing Sodali LLC to vote your shares and provide instructions regarding how you want to vote for each of the 3 proposals (example: as the Board of Directors recommends, or FOR ALL Proposals) and include “Plug Power (PLUG) Special Meeting 1/12/2026” as the subject of the email.

3.            Alternatively, you may receive proxy voting instructions in the mail with control number and you may choose to follow those instructions to vote; however, Options #1 and #2 above are the preferred method for voting.

Q: How do I know if I have Plug shares to vote?

You may own Plug shares through a company-authorized Shareworks account and/or through a personal brokerage account. You should review your individual accounts to determine whether you hold shares eligible to vote.

Q: How do I vote my shares accumulated through my 401(k) plan’s Company match?

The Company will vote all shares held in the 401(k) plan account.

Q: What are the proposals up for vote and what is the Company’s recommendation?

The Company recommends that you vote your shares as follows:Proposal 1 — FOR an amendment of Plug’s charter to increase the number of authorized shares of common stock from 1.5 billion to 3.0 billion shares.

Proposal 2 — FOR an amendment of Plug’s charter to align the Company’s charter voting standards with recent amendments to Delaware law.

Proposal 3 – FOR the approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of Proposal 1 or Proposal 2.

The Special Meeting is important because Proposals 1 and 2 are critical to the Company’s ability to operate and grow. Without additional authorized shares, Plug will effect a reverse stock split as a means of effectively increasing its number of authorized shares of common stock available for issuance.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL THREE PROPOSALS.

For a complete discussion of the proposals, including the Board's reasons for its recommendations and other important information, please review the proxy statement.

If you have any questions regarding the logistics of the Special Meeting or the voting process, please reach out to Gerry Conway, Bridgid Brown, or Teal Hoyos. Thank you for your support and helping us take the right steps forward.

IMPORTANT: Plug Power Inc. has filed a definitive proxy statement and other relevant documents with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Special Meeting. Stockholders are urged to read the proxy statement and any other relevant documents because they contain important information. You may obtain free copies of the proxy statement and other relevant documents filed with the SEC at the SEC's website at www.sec.gov or from Plug Power Inc.'s website at https://www.plugpower.com.